Exhibit 23


                  CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 and S-8 (Nos. 33-39023, 33-48317, 33-51439, 33-55581,
33-55585 and 33-57071) of SafeCard Services, Inc. of our report dated December 5, 1994 appearing on page 25 of this Form 10-K.



PRICE WATERHOUSE LLP
Denver, Colorado
January 17, 1995